    As filed with the Securities and Exchange Commission on November 8, 2000
                                                             Registration No.
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              AETHLON MEDICAL, INC.
             (Exact name of registrant as specified in its charter)

                                     NEVADA
                         (State or other jurisdiction of
                         incorporation or organization)

                                   13-3632859
                      (I.R.S. Employer Identification No.)

                           7825 FAY AVENUE, SUITE 200
                              LA JOLLA, CALIFORNIA
                     (Address of Principal Executive Office)

                                      92037
                                   (Zip Code)

               AETHLON MEDICAL, INC. FIVE INDIVIDUAL STOCK OPTION
                         PLANS WITH OFFICERS, DIRECTORS,
                           AND INDEPENDENT CONSULTANTS
                            (full title of the plans)

                 FRANKLYN S. BARRY, JR., CHIEF EXECUTIVE OFFICER
                              AETHLON MEDICAL, INC.
             7825 FAY AVENUE, SUITE 200, LA JOLLA, CALIFORNIA, 92037
                     (Name and address of agent for service)
                                 (858) 456-5777
          (Telephone number, including area code, of agent for service)

                                    Copy to:

                             Edward B. Paulsen, Esq.
                            Gibson, Haglund & Paulsen
                2 Park Plaza, Suite 450, Irvine, California 92614

                -------------------------------------------------

                         CALCULATION OF REGISTRATION FEE

===============================================================================================
                                        Proposed      Proposed       Maximum
Title of                                 Amount        Maximum     aggregate       Amount of
securities to be                          to be    offering price   offering     registration
registered                             registered     per share     price(3)        fee (3)
-----------------------------------------------------------------------------------------------
Common Stock issuable
under the following:

INDIVIDUAL STOCK OPTION PLAN (1)        200,000         $3.875     $775,000.00   $  204.60
INDIVIDUAL STOCK OPTION PLAN (2)         15,000         $3.875      $58,125.00   $   15.35

TOTAL  215,000                                        $833,125                   $  219.95

                                                    FOOTNOTES ON FOLLOWING PAGE

--------------------------------------------------------------------------------

(1) INDIVIDUAL STOCK OPTION PLAN: 200,000 SHARES ISSUABLE UPON THE EXERCISE OF OUTSTANDING OPTIONS AT $3.25 PER SHARE AND HELD IN THE AMOUNTS INDICATED BY THE FOLLOWING INDEPENDENT CONTRACTOR:

           Name and Position                                        Options Held
           -----------------                                        ------------

           BRUCE H. HAGLUND, GENERAL COUNSEL OF THE REGISTRANT      200,000

(2) INDIVIDUAL STOCK OPTION PLANS: 15,000 SHARES ISSUABLE UPON THE EXERCISE OF OUTSTANDING OPTIONS AT $2.00 PER SHARE AND HELD IN THE AMOUNTS INDICATED BY THE FOLLOWING INDEPENDENT CONTRACTORS:

           Name and Position                                        Options Held
           -----------------                                        ------------

           BRUCE H. HAGLUND, GENERAL COUNSEL OF THE REGISTRANT      7,500
           ALTON G. BURKHALTER, SPECIAL COUNSEL OF THE REGISTRANT   7,500


(3) THE REGISTRATION FEE IS BASED UPON THE CLOSING ASK QUOTATION OF THE COMPANY'S COMMON STOCK AS QUOTED ON THE OVER-THE-COUNTER BULLETIN BOARD OF $3.875 ON NOVEMBER 7, 2000 FOR THE SHARES ISSUABLE UPON EXERCISE OF OPTIONS RESERVED FOR ISSUANCE.

IN THE EVENT THAT ANY OF THE OPTIONS OUTSTANDING LAPSE OR ARE FORFEITED PURSUANT TO THE TERMS OF THE PLANS UNDER WHICH THEY ARE ISSUED, THE OPTIONS AND THE SHARES RELATED THERETO WOULD AGAIN BE AVAILABLE FOR ISSUANCE AND SALE PURSUANT TO THIS REGISTRANT STATEMENT UNDER SUCH PLAN.

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan(s) described herein.

================================================================================

                                     PART I

                           INFORMATION REQUIRED IN THE
                            SECTION 10(a) PROSPECTUS

        The documents containing the information specified in Part I (plan information and registrant information) will be sent or given to employees as specified by Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933.

                                     PART II

                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

        The following documents filed by the Company with the Securities and Exchange Commission are incorporated herein by reference:

        (a) The Company's Current Report on Form 8-K/A filed on November 7, 2000, filed pursuant to Section 13 of the Exchange Act.

        (b) The Company's Current Report on Form 8-K filed on November 6, 2000, filed pursuant to Section 13 of the Exchange Act.

        (c) The Company's Current Report on Form 8-K/A filed on July 17, 2000, filed pursuant to Section 13 of the Exchange Act.

        (d) The Company's Current Report on Form 8-K filed on April 25, 2000, filed pursuant to Section 13 of the Exchange Act.

        (e) The Company's Proxy Statement for the Company's annual meeting of stockholders held on September 25, 2000.

        (f) The Company's Quarterly Report on Form 10-QSB for the quarter ended June 30, 2000, filed pursuant to Section 13 of the Exchange Act.

        (g) The Company's Annual Report on Form 10-KSB for the fiscal year ended March 31, 2000, filed pursuant to Section 13 of the Exchange Act.

        (h) The Company's Registration of Securities on Form SB-2 dated March 8, 1993.

        In addition, all reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities offered hereby then remaining unsold, shall be deemed to be incorporated by reference herein and shall be deemed to be a part hereof from the date of the filing of each such report or document.

ITEM 4. DESCRIPTION OF SECURITIES

        The Common Stock of the Company, par value $.001 per share (the "Common Stock") is registered pursuant to Section 12 of the Exchange Act, and, therefore, the description of securities is omitted.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

         The financial statements and schedules of the Company included in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2000 have been incorporated by reference herein in reliance upon the report of Freed Maxick Sachs & Murphy, P.C., incorporated by reference herein, and upon the authority of such firm as experts in accounting and auditing.

        The validity of the shares of Common Stock issued pursuant to the plans registered hereunder has been passed upon by Gibson, Haglund & Paulsen. Bruce H. Haglund, of Gibson, Haglund & Paulsen, is General Counsel of the Company and owns vested options to purchase 7,500 shares of the Company's Common Stock at $2.00 per share and 200,000 shares at $3.25 per share.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        The Company's Certificate of Incorporation permits the Company to indemnify its officers and directors to the fullest extent permitted by Nevada law. Section 78.751 of the Nevada Revised Statutes authorizes a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than a derivative suit in the name of the corporation) for any expenses, judgments, fines, amounts paid in settlement and other monetary damages actually and reasonably incurred by reason of the fact that such person was an officer, director, employee or agent of the corporation, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to a criminal proceeding, had no reasonable cause to believe his or her conduct was unreasonable. Any indemnification by a Nevada corporation, unless ordered by a court, may be made only after a majority of the disinterested board of directors, independent legal counsel to the corporation or the corporation's shareholders have determined that indemnification is proper under the circumstances because the applicable standard of conduct was fulfilled. Nevada law allows a corporation to limit or eliminate the personal liability of directors to the corporation and its shareholders for monetary damages for breach of a director's fiduciary duties as a director. However, such a limitation does not affect the liability of a director for (i) any breach of the director's duty of loyalty to the corporation, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) intentional or negligent payments of unlawful dividends or stock redemptions or (iv) any transaction from which the director derived an improper personal benefit. The Company's Certificate of Incorporation makes provision for indemnification in terms sufficiently broad to permit indemnification under certain circumstances for liabilities including reimbursement for expenses incurred arising under the Securities Act of 1933, as amended (the "Act").

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

ITEM 8. EXHIBITS.

        4.1 Nonstatutory Stock Option Agreement between the Company and Bruce H. Haglund, 200,000 shares at $3.25, dated November 3, 2000.

        4.2 Nonstatutory Stock Option Agreement between the Company and Bruce H. Haglund, 7,500 shares at $2.00, dated September 25, 2000.

        4.3 Nonstatutory Stock Option Agreement between the Company and Alton G. Burkhalter, 7,500 shares at $2.00, dated September 25, 2000.

        5.1 Opinion of Counsel to the Company, with respect to the legality of the shares.

        23.1 Consent of Counsel (included in the Opinion of Counsel filed as Exhibit 5.1).

        23.2    Consent of Freed Maxick Sachs & Murphy, P.C.

        24.1    Power of Attorney (included on signature page hereof)

--------------------

ITEM 9. UNDERTAKINGS.

        (a)     The undersigned registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                              (i) To include any prospectus required by Section
                    10(a)(3) of the Securities Act of 1933;

                             (ii) To reflect in the Prospectus any facts or
                    events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement;

                             (iii) To include any material information with
                    respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                Provided, however, that Paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.


                (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

        THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of LaJolla, State of California, on November 8, 2000.

                         AETHLON MEDICAL, INC.



                         By: /s/Franklyn S. Barry, Jr.
                             ----------------------------------------------
                             Franklyn S. Barry, Jr., Chief Executive Officer

        THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the AETHLON MEDICAL, INC. Compensation Committee has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of La Jolla, State of California, on November 8, 2000.

                              AETHLON MEDICAL, INC.
                             COMPENSATION COMMITTEE

/s/J Edward G. Broenniman                          /s/ John P. Penhune
------------------------------------               ---------------------------
Edward G. Broenniman                               John P. Penhune


/s/ Robert J. Lambrix
------------------------------------
Robert J. Lambrix

                                POWER OF ATTORNEY

     We, the undersigned directors and officers of AETHLON MEDICAL, INC., do hereby constitute and appoint James A. Joyce and Edward B. Paulsen, or either of them, acting individually, our true and lawful attorneys and agents, to do any and all acts and things in our name and behalf in our capacities as directors and officers and to execute any and all instruments for us in our names in the capacities indicated below, which said attorneys and agents, or any one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names and in the capacities indicated below, any and all amendments (including post-effective amendments) hereof; and we do hereby ratify and confirm all that the said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

 Signatures                  Title                                  Date
 ----------                  -----                                  ----

/s/Franklyn S. Barry, Jr.   Chief Executive Officer             November 8, 2000
--------------------------  (Principal Executive Officer)
Franklyn S. Barry, Jr.      and Director

/s/John M. Murray           Chief Financial Officer             November 8, 2000
--------------------------  (Principal Financial and
John M. Murray              Accounting Officer) and Director


/s/James A. Joyce           Chairman of the Board, Director     November 8, 2000
--------------------------  and Secretary
James A. Joyce

/s/Edward G. Broenniman     Director                            November 8, 2000
--------------------------
Edward G. Broenniman

/s/Robert J. Lambrix        Director                            November 8, 2000
--------------------------
Robert J. Lambrix

/s/John P. Penhune          Director                            November 8, 2000
--------------------------
John P. Penhune

                                  EXHIBIT INDEX

Exhibit
Number                              Name of Exhibit
------                              ---------------
4.1            Nonstatutory Stock Option Agreement between the Company
               and Bruce H. Haglund for 200,000 shares at $3.25, dated November
               3, 2000.

4.2            Nonstatutory Stock Option Agreement between the Company and
               Bruce H. Haglund for 7,500 shares at $2.00, dated September 25,
               2000.

4.3            Nonstatutory Stock Option Agreement between the Company and
               Alton G. Burkhalter for 7,500 shares at $2.00, dated September
               25, 2000.

5.1 Opinion of Counsel to the Company, with respect to the legality of the shares.

23.1 Consent of Counsel (included in the Opinion of Counsel filed as Exhibit 5.1).

23.2           Consent of Freed Maxick Sachs & Murphy, P.C.

24.1           Power of Attorney (included on signature page hereof)


------------------------------------